Exhibit 10.8(b)

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”), is made and entered into this 26th day of April, 2007, by and between GUARANTY HOLDINGS COMPANY, LLC, an Indiana limited liability company (“Landlord”), and EXACTTARGET, INC., a Delaware corporation (“Tenant”) (Landlord and Tenant may jointly be referred to herein as the “Parties”) with reference to the following facts:

WHEREAS, the Parties executed a Lease Agreement dated March 16, 2005 for 29,264 rentable square feet of office space located on the 2nd, 6th, 7th, and 10th floors of the Building as amended by a Lease Addendum dated March 16, 2005 concerning the construction of a roof top deck and a First Amendment to Lease dated January 16, 2006 adding the third floor of the Building to Tenant’s Lease for a total of 38,582 rentable square feet (the Lease Agreement, as amended by the Lease Addendum and the First Amendment to Lease shall be referred to herein as the “Lease”);

WHEREAS, Tenant provided a request for an additional floor within the Building pursuant to Section 16.3 of the Lease and Landlord desires to make space available to Tenant for expansion consisting of 9,318 rentable square feet on the ninth floor of the Building (the “Ninth (9th) Floor Growth Space”) and Tenant desires to accept the Ninth (9th) Floor Growth Space pursuant to the terms and conditions of this Amendment and the Lease;

WHEREAS, Tenant desires to exercise its First Right of Refusal pursuant to Section 18.8 of the Lease and add a portion of the Fourth (4th) Floor containing 5,040 rentable square feet to the Leased Premises (the “Fourth (4th) Floor Refusal Space”) and Landlord desires to lease the Fourth (4th) Floor Refusal Space containing 5,040 rentable square feet to Tenant pursuant to the terms of this Amendment and the Lease; and

WHEREAS, the Parties intend that capitalized terms in this Amendment shall have the meanings given to them in the Lease, except for those terms defined herein or capitalized solely due to the dictates of grammar.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the covenants contained herein, the Parties agree to amend the Lease as follows:

1. Section 1.2.B. The definition of “Leased Premises” shall be amended as follows:

a.	Delete “thirty eight thousand five hundred eighty-two (38,582)” and insert “fifty-two thousand nine hundred forty (52,940)”

b.	Following “(3rd)” insert “a portion of the Fourth (4th),” and following “(7th)” insert “Ninth (9th),”

c.	Following “300,” insert “450” and following “700” insert “900”.

d.	Following “C-5” insert “C-6” & “C-7” and Exhibits C-6 and C-7 attached to this Amendment shall be incorporated into the Lease.

2. Section 1.2.D. The definition of “Base Rent” shall be amended to replace “Exhibit F-1” with “Exhibit F- 2” attached to this Amendment and incorporated into the Lease.

3. Section 1.2.D. The definition of “Tenant’s Proportionate Share” shall be amended as follows:

a.	Replace “(99,647)” with “(99,664)”.

b.	Delete “Tenant’s Proportionate Share shall be equal to 29.3677% beginning July 15, 2005 until and including February 28, 2006, and shall increase to 38.7187% beginning March 1, 2006 until the expiration of the Original Term.” and replace with “Tenant’s Proportionate Share shall be equal to 38.7187% beginning March 1, 2006 until and including May 31, 2007, and shall increase to 53.1185% beginning June 1, 2007 until the expiration of the Original Term.”

4. Tenant shall complete the work required to improve the Fourth (4th) Floor Refusal Space. Landlord shall be required to provide an allowance of up to $113,400 (the “Fourth Floor Improvement Allowance”) for Tenants use to improve the Fourth (4th) Floor Refusal Space. Tenant shall be responsible for all costs in excess of the Fourth Floor Improvement Allowance.

5. Tenant accepts the Ninth (9th) Floor Growth Space in as is condition. All costs to improve the Ninth (9th) Floor Growth Space are the responsibility of the Tenant.

6. Section 18.9 Use of Brokers. The following shall be added to Section 18.9 and shall apply only to the Fourth (4th) Floor Refusal Space and the Ninth (9th) Floor Growth Space as noted herein:

“The parties represent and warrant that they have dealt with no broker, finder or other person with respect hereto or the transaction contemplated hereby other than David Buchanan of Mansur Real Estate Services. Inc. (“Landlord’s Representative”). Landlord shall be responsible for payment of any commissions that are due and payable to Landlord’s Representative in connection with the transaction contemplated by this Lease. Each party further represents and warrants to the other party that, insofar as it knows, no broker or other person is entitled to any commission or fee in any such connection. Each party shall indemnify and hold harmless the other party against any loss, liability, damage or claim incurred by reason of any commission or fee alleged to be payable to anyone because of any act, omission or statement of the indemnifying party. Such indemnity obligation shall be deemed to include payment of reasonable attorneys’ fees and court costs incurred in defending any such claim.”

6. Section 18.10 Relocation Allowance. Tenant shall not be entitled to any benefits under Section 18.10 for the Fourth (4th) Floor Refusal Space or the Ninth (9th) Floor Growth Space.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed by their duly authorized officers and agents as of the day, month and year first above written. Except as otherwise provided herein, the Lease shall remain unchanged and in full force and effect.

TENANT EXACTTARGET, INC.		LANDLORD GUARANTY HOLDINGS COMPANY, LLC

By:	/s/ Scott Dorsey	By:	/s/ Michael B. McMains
	Scott Dorsey, CEO	Printed:	Michael B. McMains
		Title:	Managing Member

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